UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2014

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 17, 2014, the following matters were voted upon and approved by the shareholders of Huntington Bancshares Incorporated (Huntington) at its 2014 Annual Meeting of Shareholders:

					Broker
			Against/
		For	Withheld	Abstentions	Non-Votes
1.	Election of eleven directors to serve a one-year term expiring at the 2015 annual meeting:
	Don M. Casto III	577,520,817	10,979,941	34,374	124,765,935
	Ann (“Tanny”) B. Crane	584,732,301	3,768,457	34,374	124,765,935
	Steven G. Elliott	582,258,699	6,242,059	34,374	124,765,935
	Michael J. Endres	578,702,358	9,798,400	34,374	124,765,935
	John B. Gerlach, Jr.	578,991,503	9,509,255	34,374	124,765,935
	Peter J. Kight	584,778,231	3,722,527	34,374	124,765,935
	Jonathan A. Levy	584,326,525	4,174,233	34,374	124,765,935
	Richard W. Neu	584,871,900	3,628,859	34,374	124,765,935
	David L. Porteous	578,374,472	10,126,286	34,374	124,765,935
	Kathleen H. Ransier	580,914,118	7,586,640	34,374	124,765,935
	Stephen D. Steinour	565,512,057	22,988,701	34,374	124,765,935
	Each of the nominees for director received the favorable vote of at least 96% of the votes cast.
2.	Ratification of appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year 2014.	704,234,143	6,958,602	2,108,322
		99.0%	1.0%
3.	Non-binding advisory vote to approve the compensation of executives as disclosed in Huntington’s Proxy Statement dated March 3, 2014.	569,952,060	14,224,580	4,358,492	124,765,935
		97.6%	2.4%

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

April 23, 2014	By:	Richard A. Cheap

Name: Richard A. Cheap
Title: Secretary